                                                                    EXHIBIT 10.1


                                  OFFICE LEASE

                                    BETWEEN

                               FDC OFFICE I, LLC,
                      A COLORADO LIMITED LIABILITY COMPANY
                                 (AS LANDLORD)

                                      AND

                         LENDERS RESOURCE INCORPORATED
                             A COLORADO CORPORATION
                                  (AS TENANT)

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Section                                                                                                               Page
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1.             PRINCIPAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.             GENERAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.             TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.             RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

5.             COMPLETION OF THE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

6.             OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

7.             SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

8.             QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

9.             DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

10.            CHARACTER OF OCCUPANCY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

11.            MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD   . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.            ALTERATIONS AND REPAIRS BY TENANT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

13.            MECHANICS' LIENS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

14.            SUBLETTING AND ASSIGNMENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

15.            DAMAGE TO PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

16.            INDEMNITY TO LANDLORD    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

17.            SURRENDER AND NOTICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

18.            INSURANCE, CASUALTY, AND RESTORATION OF PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.            CONDEMNATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

20.            DEFAULT BY TENANT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

21.            DEFAULT BY LANDLORD    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

22.            SUBORDINATION AND ATTORNMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

23.            REMOVAL OF TENANT'S PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

24.            HOLDING OVER: TENANCY MONTH-TO-MONTH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

25.            PAYMENTS AFTER TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

26.            STATEMENT OF PERFORMANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

27.            MISCELLANEOUS   .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

28.            AUTHORITIES FOR ACTION AND NOTICE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

29.            PARKING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

30.            BROKERAGE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

31.            COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

32.            EXHIBITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

33.            OPTIONS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

34.            PERMIT CONTINGENCY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

35.            EXPANSION    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

36.            GUARANTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

37.            RIGHT OF FIRST REFUSAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                LEASE AGREEMENT

         THIS LEASE, dated as of August 14, 1997, is by and between FDC OFFICE I, LLC, a Colorado limited liability company ("Landlord"), and LENDERS RESOURCE INCORPORATED, a Colorado corporation ("Tenant").

                             W I T N E S S E T H :

         1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

                 1.1  "BUILDING":          FDC Office I located at, _________
                                           Loveland, CO 80538 in the Rocky
                                           Mountain Village Business Park.

                 1.2  "PREMISES":          approximately 15,879 rentable
                                           square feet Suite #________

                 1.3  "INITIAL TERM":      20 years
                                           "Commencement Date":  The date of
                                           Substantial Completion, as defined
                                           in the attached Work Letter.
                                           "Expiration Date":  The last day of
                                           the month in which the twentieth
                                           anniversary of the day immediately
                                           prior to the Commencement Date
                                           occurs.

                 1.4  "BASE RENT":         For each of the first 5 years of the
                                           Initial Term, the annual Base Rent
                                           shall equal the lesser of (i) the
                                           Total Construction Costs for the
                                           Premises, as said term is defined in
                                           the attached Work Agreement times
                                           11% (i.e., assuming Total
                                           Construction Costs of $106.80 x
                                           15,879 sq. ft. = $1,695,877.20 x 11%
                                           = $186,547.00 or (ii)  $186,578.00
                                           (i.e., $11.75 x 15,879 sq. ft.). For
                                           each of the 6th through the 10th
                                           years of the Initial Term, the
                                           annual Base Rent shall equal 115% of
                                           the Base Rent payable in the 5th
                                           year.  For each of the 11th through
                                           the 15th years of the Initial Term,
                                           the Base Rent shall equal 115% of
                                           the Base Rent payable in the 10th
                                           year.  For the 16th through the 20th
                                           years of the Initial Lease Term, the
                                           Base Rent shall equal 115% of the
                                           Base Rent payable in the 15th year.
                                           The Base Rent for the first (1st)
                                           month of the Initial Term shall be
                                           abated.

                 1.5  OPERATING EXPENSES:  Pro Rata Share: 50%

                 1.6  "DEPOSIT":           $15,545.00

                 1.7  "PERMITTED USE":     General Office

                 1.8  "GUARANTOR":         Factual Data Corp.

                 1.9  PARKING:             65 spaces

                 1.10 LANDLORD'S NOTICE
                      ADDRESS: 200 East 7th Street, Suite 314 Loveland, Colorado 80537

                                           With copy to:

                                           Isaacson, Rosenbaum, Woods &
                                           Levy, P.C.
                                           633 17th Street, Suite 2200
                                           Denver, Colorado  80202

                 1.11 LANDLORD'S TAX I.D.: 84-1412236

                 1.12 TENANT'S NOTICE
                      ADDRESS:
                      Precommencement
                      Address:             Lenders Resource Incorporated
                                           c/o Factual Data, Corp.
                                           3665 JFK Parkway, Bldg. 1, 2nd Floor
                                           Fort Collins, CO  80527-0458

                      Post Commencement
                      Address:             Lenders Resource Incorporated
                                           ------------------------------------
                                           Loveland, CO 80538

                      with copy to:        Ramsey D. Myatt
                                           March & Myatt
                                           110 East Oak Street, Suite 200
                                           Ft. Collins, Colorado  80524

                 1.13 TENANT'S TAX I.D.:   84-1289881

                 1.14 LANDLORD'S BROKER:   Kast Real Estate Services

                 1.15 COOPERATING BROKER:  None

                 1.16 ATTACHMENTS:         [check if applicable]
                                              Addendum
                                          ---
                                           x  Work Letter
                                          ---
                                           x  Exhibit A - The Premises
                                          ---
                                           x  Exhibit B - Real Property
                                          ---
                                           x  Exhibit C - Commencement
                                                          Certificate
                                           x  Exhibit D - Rules and Regulations
                                          ---
                                           x  Exhibit E - Form of Guaranty
                                          ---

        2. GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the attached EXHIBIT A, together with a non-exclusive right, subject to the provisions hereof, to use plazas, common areas, or other areas on the real property legally described on EXHIBIT B (the "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building ("Common Areas"). The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex."

        3. TERM. The Initial Term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the "Term.").

        4. RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution, at the office of Landlord in Loveland, Colorado, or at such other place as Landlord from time to time designates in writing. Notwithstanding the foregoing or the provisions of
Section 1.4 to the contrary, the Base Rent for the first month shall be abated.

        5.     COMPLETION OF THE PREMISES.

               5.1 Provisions regarding completion of the Premises are set forth in the attached Work Letter. "Initial Tenant Finish" means the Premises in its as-is condition as modified by all work, if any, performed by Landlord at its expense prior to the Commencement Date in accordance with the Work Letter. Except as provided in the Work Letter, Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its "as is" condition on the Commencement Date. If Landlord is delayed in delivering the Premises to Tenant in accordance with the Work Letter then the Commencement Date will be postponed to the date Landlord delivers the Premises to Tenant. If delivery is on other than the first day of the month, then the Commencement Date will be the first day of the month following the delivery date but all provisions hereof, including Tenant's obligation to pay Rent (prorated for a partial month), will be in effect as of the delivery date. The postponement of Tenant's obligation to pay Rent is in full settlement of all claims which Tenant may otherwise have by reason of such delay. If the Commencement Date is delayed, the Expiration Date shall be extended so that the Term will continue for the full period set forth in Section 1.3. As soon as the Term commences, Landlord and Tenant agree to execute a commencement agreement in the form attached as EXHIBIT C, setting forth the exact Commencement Date and Expiration Date.

               5.2 Except as provided in the Work Letter, taking possession of the Premises by Tenant is conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform.

        6.     OPERATING EXPENSES.

               6.1 Definitions. The additional terms below have the following meanings in this Lease:

                     (1) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

                     (2) "Rentable Area" means approximately 31,000 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building and a change in Rentable Area occurs, Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

                     (3) "Tenant's Pro Rata Share" means the percentage set forth in Section 1.5, which percentage has been computed by dividing the total rentable square footage of the Premises by the Rental Area. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

                     (4) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

                     (5) "Operating Expenses" means all operating expenses of any kind or nature, paid or incurred by the Landlord, which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation, service and maintenance of the Building Complex including costs incurred in fulfillment of Landlord's services, operation and maintenance obligations under the terms of this Lease. Operating Expenses include:

                            (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as "Taxes"). Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

                            (b)   Costs of supplies, including costs of
        relamping and replacing ballasts in all Building standard tenant lighting;

                            (c) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

                            (d)   Costs of water and sanitary and storm
        drainage services;

                            (e)   Costs of security services;

                            (f) Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

                            (g) Costs of maintenance, repair and replacement of landscaping;

                            (h) Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

                            (i) All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

                            (j) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services (said building management may, at Landlord's option, be performed either by a third-party or Landlord affiliated property management company);

                            (k) Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex);

                            (l) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws hereinafter defined (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses;

                            (m) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations; and

                            (n)   All dues, assessments, impositions and
        charges payable to associations;

        "Operating Expenses" do not include:

                                        (i)       Costs of work, including
        painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

                                        (ii)      Costs of repairs or other
        work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

                                        (iii)     Leasing commissions,
        advertising expenses, and other costs incurred in leasing space in the Building;

                                        (iv)      Costs of repairs or
        rebuilding necessitated by condemnation;

                                        (v)       Interest on borrowed money or
        debt amortization, except as specifically set forth above;

                                        (vi)      Depreciation on the Building
        Complex; or.

                                        (vii)     To the extent paid directly
        by the Tenant, as hereinafter provided, electrical costs for the Premises and janitorial services for the Premises.


If any lease entered into by Landlord with any tenant in the Building provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord's Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

               6.2 Estimated Payments. During each Operating Expense Year beginning with the first month of the first Operating Expense Year and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses ("Estimated Payment").

               6.3   Annual Adjustments.

                     (1) Following the end of each Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the Operating Expenses for the Operating Expense Year just completed. Beginning with the statement for the second Operating Expense Year, each statement shall set forth the difference, if any, between Tenant's actual Pro Rata Share for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year. Each statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year and the corresponding increase or decrease in Tenant's monthly Rent for such new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year.

                     (2) To the extent that Tenant's Pro Rata Share of Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be. Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

               6.4 Miscellaneous. In no event will any decrease in Rent pursuant to any provision hereof result in a reduction of Rent below the Base Rent. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year or any subsequent Operating Expense Years.

               6.5 Dispute. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 30 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's Accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred through the above independent determination), of more than 25% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

        7.     SERVICES.

               7.1 Subject to the provisions below, Landlord agrees, in accordance with standards determined by Landlord from time to time for the
Building: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) to furnish heated or cooled air to the Premises for standard office use provided the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (items (1) through (4) are collectively called "Services"). "Ordinary Business Hours" means 7:00 AM to 6:00 PM Monday through Friday and from 7:00 AM to 12:00 Noon Saturdays, excepting all legal holidays generally recognized in the State of Colorado ("Business Hours").

               7.2 The Premises shall be separately metered and Tenant shall obtain all electricity for the Premises directly from the public utility company furnishing the same. Tenant shall pay all utility deposits, fees and monthly service charges for electricity services for the Premises. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of the Building.

               7.3 Landlord may temporarily discontinue, reduce, or curtail Services when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the temporary occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations.

               7.4 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

               7.5 As Tenant requires its own janitorial services, Tenant shall separately contract and pay for such services with any company approved by Landlord, in its reasonable discretion and accordingly, Landlord shall not be required to provide any janitorial services to the Premises.

        8. QUIET ENJOYMENT. So long as an Event of Default has not occurred, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease.

        9. DEPOSIT. Tenant has deposited and will keep on deposit at all times during the Term with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease. If, at any time, Tenant is in default, Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without interest, within 60 days after full performance of this Lease by Tenant. Landlord may commingle the Deposit with other funds of Landlord. Landlord may deliver the Deposit to any purchaser of Landlord's interest in the Premises and Landlord shall be discharged from further liability therefor. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

        10. CHARACTER OF OCCUPANCY. Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"). Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store,





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
keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.

        11.    MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

               11.1 Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to all Common Areas. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

               11.2 Landlord or Landlord's agents may at any time enter the Premises for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. Landlord or Landlord's agents may also show the Premises to prospective tenants, purchasers and Mortgagees. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises. Landlord may use the Common Areas and one or more entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work.

        12.    ALTERATIONS AND REPAIRS BY TENANT.

               12.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond building design standards (collectively "Alterations") without in each instance first obtaining the written consent of Landlord. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost: pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Tenant Finish. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent and subject to any conditions imposed by Landlord, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a supervisory fee upon receipt of an invoice. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.

               12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

               12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted.

        13. MECHANICS' LIENS. Tenant shall pay for all work done on the Premises by Tenant or at its request (other than the Total Construction Costs) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all mechanics' liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 5 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

        14.    SUBLETTING AND ASSIGNMENT.

               14.1 Tenant, as well as any other party that has acquired an interest in this Lease by virtue of a sublease or assignment, shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (1) Tenant complies with the provisions of Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any Building owned by Landlord in the Loveland - Ft. Collins area (including the Building Complex); and (8) the rent to be paid by the Transferee is not less than the Rent paid by Tenant for such space and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building. Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 25% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 25% or more of the beneficial ownership interests in a partnership or limited liability company tenant. Notwithstanding the foregoing provisions, a Transfer shall not include a sale or transfer of stock by Tenant pursuant to an I.P.O. or any form of public offering of Tenant's stock, as long as Tenant's current shareholders retain at least 25% of the issued and outstanding stock thereof.

               14.2 Following any Transfer in accordance with this Section 14, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly, as and when received.

               14.3 Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

               14.4 Tenant must notify Landlord at least 90 days prior to the desired date of the Transfer ("Tenant's Notice"). Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord has, without obligation, 60 days following receipt of Tenant's Notice to sublet the space on Tenant's behalf or to exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 25% or more of the Premises is involved. If the space covered by Tenant's Notice is subleased by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord is unwilling or unable to locate a subtenant (and, if applicable, declines to exercise its rights under Section 14.3), Landlord will notify Tenant not later than 60 days after receipt of Tenant's Notice and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 60 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

               14.5 All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord. Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

               14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

                     (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth and (as defined in accordance with generally accepted accounting principles consistently applied) at least as large as the net worth credit of Tenant on the Commencement Date increased by 7%, compounded annually, for each year thereafter through the date of the proposed assignment. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

                     (2) The assignee must assume and agree to be bound by the provisions of this Lease.

        15. DAMAGE TO PROPERTY. Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

        16.    INDEMNITY TO LANDLORD.

               16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

               16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than $1,000,000.00. Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

        17. SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

        18.    INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

               18.1 Landlord shall maintain property insurance for the Building Complex, the shell and core of the Building and the Premises in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent as Landlord deems appropriate, from time to time.

               18.2 Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

               18.3 If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable or the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall
terminate as of the occurrence of such damage.   In the event of termination,
Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant.
If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

               18.4 If the Premises are damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Initial Tenant Finish.

               18.5 If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

               18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

               18.7 Rent shall abate during any period of repair and restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole.

        19. CONDEMNATION. If the Premises or substantially all of it or any portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5. Landlord shall receive the entire award or consideration for the taking.

        20.    DEFAULT BY TENANT.

               20.1  Each of the following events is an "Event of Default":

                     (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 10 business days after notice by Landlord; however, Tenant is not entitled to more than 2 notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

                     (2)    Tenant vacates or abandons the Premises;

                     (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

                     (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

                     (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

                     (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

                     (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

                     (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

                     (9) Tenant fails to take possession of the Premises on the Commencement Date;

                     (10) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law.

               20.2 Remedies of Landlord. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

                     (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however that Landlord agrees to use reasonable efforts to relet the Premises and to collect rent due upon such reletting. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

                            (b)  If Landlord takes possession of the Premises
without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

                     (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

               20.3 Cumulative Remedies. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

               20.4 No Waiver. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

               20.5 Bankruptcy. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

               20.6  Late Payment Charge.    Any Rent not paid within 10 days
after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 10 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 10 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that the base rate on Corporate Loans posted by at least 75% of the Nation's 30 largest banks (as shown in the Wall Street Journal) on the date closest to the date interest commences.

               20.7 Waiver of Jury Trial. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

        21. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord.

        22.    SUBORDINATION AND ATTORNMENT.

               22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"). Tenant agrees that no documentation other than this Lease is required to evidence such subordination; provided, that Landlord shall provide to Tenant, on or before the Commencement Date, a non-disturbance, subordination and attornment agreement ("SNDA") from the holder of any Mortgage ("Mortgagee") now or then encumbering the Building, in such Mortgagee's standard SNDA form. Landlord shall also request a SNDA from any Mortgagee hereinafter encumbering the Building, in such future Mortgagee's standard form.

               22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

               22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents (including any SNDA) as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

               22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

        23.    REMOVAL OF TENANT'S PROPERTY.

               23.1 All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.

               23.2 Subject to any purchase money security interests granted by Tenant, Tenant conveys to Landlord all of Tenant's property at any time situated on the Premises (and all replacements) as security for the performance of its obligations; Tenant shall execute such documents as Landlord requires to evidence and perfect Landlord's security interest, and for this purpose this Lease is considered a security agreement covering such personal property. Upon the occurrence of an Event of Default, Landlord may exercise all rights of a secured party under the Colorado Uniform Commercial Code. Such security interest is prior and superior to any other security interest except a purchase money security interest. Tenant's property shall not be removed from the Premises without Landlord's consent unless such property is replaced with an item of equal or greater value.

        24. HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises and continues to pay rent without a written agreement as to such holding over, even though Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

        25. PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

        26. STATEMENT OF PERFORMANCE. Tenant agrees at any time upon not less than 10 days' notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. Tenant's failure to timely deliver such statement is conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and
(iii) not more than 1 month's Rent has been paid in advance. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

        27.    MISCELLANEOUS.

               27.1 Transfer by Landlord. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

               27.2 No Merger. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

               27.3 Common Area Use. Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex.

               27.4 Independent Covenants. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

               27.5 Validity of Provisions. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

               27.6 Captions. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

               27.7 Construction. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non- limitation is used.

               27.8 Applicability. Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

               27.9 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document, or opinion of counsel to that effect.

               27.10 Severability. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

               27.11 Acceptance of Keys, Rent or Surrender. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

               27.12 Building Name and Size. Landlord may as it relates to the Building and Building Complex: increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share.

               27.13 Diminution of View. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

               27.14 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building.

               27.15 Non-Reliance. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

               27.16 Written Modification. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

               27.17 Lender's Requirements. Tenant will make such modifications to this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

               27.18 Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

               27.19 Survival. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

               27.20 Time of Essence.  Time is of the essence herein.

               27.21 Rules and Regulations. If rules and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

               27.22 Recording. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

        28.    AUTHORITIES FOR ACTION AND NOTICE.

               28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

               28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in
Section 1.10. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), Tenant whose office is in the Building, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.12. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

        29. PARKING. Of the 120 parking spaces in the Building Complex parking lot, Landlord will make available to the tenant the number of parking spaces set forth in Section 1.9. All parking spaces shall be non-assigned parking spaces in the parking lot of the Building Complex. Tenant may also utilize additional parking spaces in the parking lot unless and until such additional usage adversely affects the rights of other tenants to use the parking spaces allocated to such tenants. Notwithstanding the above, the rights granted to Tenant to use all such spaces is a license only and excessive use of parking spaces by other tenants shall not constitute a breach by Landlord of its obligations hereunder and Tenant has no rights to use the parking lot except as provided in this Section. All vehicles parked in the parking lot and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

        30. BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.14 and 1.15 (collectively, the "Brokers"). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

        31. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

        32. EXHIBITS. See the Work Letter and Exhibits A, B, C, D and E attached hereto and incorporated herein.

        33.    OPTIONS.

               33.1 First Option. Landlord grants Tenant an option (the "First Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "First Option Term"). The First Option applies only to the Premises and is on the following conditions:

                     A. Notice of Tenant's interest in exercising the First Option must be given to Landlord no earlier than fourteen (14) months and no later than twelve (12) months prior to the Expiration Date.

                     B. Tenant's rights pursuant to this paragraph are personal to Tenant and may not be assigned. Tenant's right to exercise the First Option is conditioned on: (i) Tenant not being in default at the time of exercise or at the time of commencement of the First Option Term; and (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease as of the commencement of the First Option Term. Upon an assignment of the Lease, this Section is null and void.

                     C. The First Option granted hereunder will be upon the terms of the Lease, except that the annual Base Rent during each year of the First Option Term will be an amount equal to 115% of the Base Rent payable in the last year of the Initial Term, as more specifically referenced in the commencement agreement executed by Tenant on or about the Commencement Date.

                     D. After failure to exercise the First Option, Tenant shall have no further rights to extend the Term.

               33.2 Second Option. If Tenant exercises the First Option, Landlord grants Tenant an additional option (the "Second Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "Second Option Term"). The Second Option applies only to the Premises and is on the following conditions:

                     A. Notice of Tenant's interest in exercising the Second Option must be given to Landlord no earlier than fourteen (14) months and no later than twelve (12) months prior to the last day of the First Option Term.

                     B. Tenant's rights pursuant to this paragraph are personal to Tenant and may not be assigned. Tenant's right to exercise the Second Option is conditioned on: (i) Tenant not being in default at the time of exercise or at the time of commencement of the Second Option Term; and (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease as of the commencement of the Second Option Term. Upon an assignment of the Lease, this Section is null and void.

                     C. The Second Option granted hereunder will be upon the terms of the Lease, except that the annual Base Rent during each year of the Second Option Term will be an amount equal to 115% of the Base Rent payable in the last year of the First Option Term, as more specifically referenced in the commencement agreement executed by Tenant on or about the Commencement Date.

                     D. After failure to exercise the Second Option, Tenant shall have no further rights to extend the Term.

        34. PERMIT CONTINGENCY. Tenant acknowledges and agrees that the Lease and Landlord's obligations hereunder are contingent on Landlord's obtaining all licenses, permits, approvals and consents necessary or required pursuant to Applicable Laws to allow Landlord to construct Landlord's Work, as defined in the attached Work Letter.

        35. EXPANSION. The parties acknowledge that they will continue discussions on terms similar to those stated in this Lease, regarding expansion opportunities and needs of the Tenant; provided, however, that any such understandings shall not be deemed valid or binding unless in writing and executed by both parties.

        36. GUARANTY. It is understood and agreed concurrently with Tenant's execution of this Lease, Tenant shall cause the form of Guaranty attached as EXHIBIT E to be executed by the named Guarantor.

        37. RIGHT OF FIRST REFUSAL. In the event that Landlord should elect to sell all or any portion of the Premises during the Term, whether separately or as a part of a larger parcel of which the Premises may be a part, Tenant shall have the right of first refusal to meet any bona fide offer to purchase (an "Offer") on the same terms and conditions as such Offer. If the Offer covers other property in addition to the Premises, then the purchase price for the Premises or portion thereof shall be separately stated, and Tenant shall have the right to acquire the Premises or portion thereof without acquiring such other property. The Offer may, at Landlords option, either be in the form of a (i) term sheet or letter of intent setting forth the essential terms and conditions of the proposed purchase and sale transaction ("LOI"), or (ii) fully negotiated purchase and sale agreement ("Agreement"). Tenant's election to purchase the Premises or portion thereof shall be exercised by Tenant's delivery to Landlord of a notice of exercise, together with (a) a purchase and sale agreement for the Premises or portion thereof on the same terms and conditions contained in the LOI if the Offer shall be in the form of the LOI, or (b) the Agreement signed by Tenant if the Offer shall be in the form of the Agreement and (c) any earnest money deposit required to be deposited pursuant to the terms and conditions of the LOI or Agreement. Upon Tenant's failure to accept the Offer by delivery of the items referenced in the previous sentence within ten (10) days after Tenant's receipt of the Offer from Landlord, then Landlord shall be free to sell the Premises or portion thereof to such third party in accordance with the terms and conditions of the Offer. If Tenant does not exercise its right of first refusal as provided in this paragraph, and Landlord does not close the transaction on the same business terms and conditions contained in the Offer within one hundred eighty (180) days after the notice thereof to Tenant, then such transaction shall not take place and the requirements of this paragraph shall remain in full force and effect as to any future Offers. In furtherance of the foregoing but not in limitation thereof, if the Offer is in the form of the LOI and the purchase and sale agreement entered (or to be entered into) between Landlord and the prospective purchaser is on business terms and conditions which are materially different than those set forth in the LOI, then such purchase and sale agreement shall constitute a new Offer which shall be subject to the provisions of this paragraph. The covenants of this paragraph are of a continuing nature and shall not be exhausted by one or more sales of the Premises. This right of first refusal shall not apply to the reorganization, merger, stock sales or transfers, membership transfers or sales of Landlord.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

LENDERS RESOURCE INCORPORATED,            FDC OFFICE I, LLC, a Colorado
a Colorado corporation                    limited liability company


By: /s/ James N. Donnan                   By: McWHINNEY MANAGEMENT COMPANY,
   --------------------------------           LLC, a Colorado limited
                                              liability company

Print Name: James N. Donnan
           ------------------------
Print Title:  President

ATTEST:                                   By: /s/ Chad McWhinney
                                              --------------------------------
                                              Managing Director
                                              -----------------

By: /s/ James N. Donnan                                        "Landlord"
   -------------------------------

Print Name: James N. Donnan
           -----------------------

Print Title: President
            ----------------------


                   "Tenant"

                                  WORK LETTER

         This Work Letter is attached to and made a part of that certain Office Lease dated as of the 14th day of August, 1997 (the "Lease"), by and between FDC OFFICE I, LLC, a Colorado limited liability company, ("Landlord") and LENDERS RESOURCE INCORPORATED, a Colorado corporation.

         (a)     Tenant's Authorized Representative. Tenant designates Jerald
H. and Marcia Donnan ("Tenant's Representative"), as its sole representative with respect to the matters set forth in this Work Letter and who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant's Representative without notice to Landlord. Tenant's Representative shall be authorized to approve in writing all matters pursuant to this Work Letter.

         (b) Landlord's Work. Landlord shall construct the base-building core and shell, as generally described on attached Schedule 1, the sitework on the Real Property, and the surface parking areas on the Real Property (collectively, the "Base Building Work"), and the Initial Tenant Finish improvements in the Premises (the Base Building Work and the Initial Tenant Finish being collectively referred to herein as the "Landlord's Work"). Expressly excluded from the definition of Landlord's Work is all data telecommunications design and Tenant's furniture, fixtures and equipment. All of Landlord's Work shall be performed in a good and workmanlike manner. Landlord shall be responsible for causing Landlord's Work to comply with all current Applicable Laws including (without limitation) requirements of the Americans with Disabilities Act and Landlord shall indemnify Tenant and hold it harmless with respect to any loss, cost, damage or liability arising from claims of third parties resulting from Landlord's breach of this obligation (which indemnification shall survive the expiration or termination of the Lease). Where the plans or specifications for Landlord's Work require the use or inclusion of specific components or materials, Landlord shall be able to utilize substitute materials or components of substantially equal quality, texture or color.

         (c)     Base Building Work.   The Base Building Work shall be
constructed by Landlord in accordance with conceptual drawings dated August 13, 1997, prepared by Landlord's consultant, Neenan Archistruction, (the "Consultant") and previously approved by Landlord and Tenant ("Conceptual Drawings"). The Consultant shall prepare final plans and specifications for the Base Building Work which are consistent with the approved Conceptual Drawings. The Base Building Plans shall not include any design specifications that are inconsistent with the building shell or requiring a higher performance standard than any standard, typical office performance specifications.

         (d)     Initial Tenant Finish.   The Initial Tenant Finish shall be
constructed by Landlord in accordance with plans and specifications prepared by Landlord's Consultant working with Tenant (the "Premises Plans"). The Premises Plans shall incorporate the design layout concepts set forth in the space plan prepared by the Consultant dated June 28, 1997, previously approved by Landlord and Tenant. Each party shall review the Premises Plans, or any portion or progress set thereof, as promptly as possible after their preparation by Landlord's Consultant, and in any event within ten (10) business days after they are submitted for review in the case of the original complete set of the Premises Plans and any structural modifications thereto and within two (2) business days in the case of any nonstructural modifications to the Premises Plans. In the event either party disapproves the Premises Plans or any portion thereof or any modifications thereto, the notice of disapproval shall specify in detail the reasonable basis for such disapproval. Landlord's Consultant shall promptly make such revisions to the Premises Plans as may be necessary to address either party's reasonable objections, and shall resubmit the Premises Plans to both parties for their approval. Each party shall review such revised plans as promptly as reasonably possible and notify the other party and Landlord's Consultant whether such party approves or reasonably disapproves the Premises Plans as modified. This process shall be repeated, if necessary, until both party's reasonable objections to the Premises Plans have been addressed and both parties have approved the Premises Plans. Landlord and Tenant acknowledge and agree that __________, 199__ is the date by which the Premises Plans are to be finalized and mutually approved.

         (e)     Schedule.   Landlord and Tenant shall both comply with the
design and construction schedule attached hereto as Schedule 2.

         (f) Project Budget. Attached hereto as Schedule 3 is Landlord's preliminary budget for Landlord's Work. Such budget may be modified as the design and construction pricing for Landlord's Work are further developed and clarified, and any such modifications shall be reflected in an updated Schedule 3 to be initialed by Landlord and Tenant and substituted for the Schedule 3
initially attached hereto.   It is expressly acknowledged by Landlord that, in
establishing the Base Rent under the Lease, Landlord has taken into account the fact that Schedule 3 represents a preliminary budget, subject to change, and Landlord has expressly agreed that such Base Rent for the first five (5) years shall not exceed $11.75 per rentable square foot notwithstanding any increase that may be experienced with respect to the project budget. Notwithstanding the foregoing, Tenant expressly acknowledges and agrees that any increase resulting from change orders initiated by Tenant which results in the Total Construction Costs, as hereinafter defined, exceeding $1,602,000.00 will be at Tenant's cost.

         (g) Tenant Improvement Allowance/Building Signage. Landlord shall contribute to the costs and expenses of all costs for the planning and design of the Initial Tenant Finish, including all permits, licenses and construction fees in constructing the Initial Tenant Finish in an amount not to exceed $20.00 per rentable square foot of the Premises ("Tenant Improvement Allowance"). If the final cost for the Initial Tenant Finish exceeds the Landlord's Contribution Tenant shall reimburse such excess Initial Tenant Finish Costs, from time to time, as Initial Tenant Finish progresses, within ten (10) days after submission by Landlord to Tenant of an invoice for the amount as then due and payable. Further, it is agreed that Landlord, as part of Landlord's Work will cause to be installed building signage to identify the Building as "FACTUAL DATA CORP" as shown on the Building Plans but all such costs associated with the design, fabrication and installation thereof shall be reimbursed by Tenant to Landlord within 10 days after Landlord's submission to Tenant of an invoice for such costs.

         (h)     Change Orders.   Tenant may submit to the Landlord for
approval a request for changes to the Base Building Plans or the Premises Plans following their final approval by Landlord and Tenant. If Landlord agrees to make such change, before any such change is implemented, a written change order setting forth the cost of the change and any anticipated delay that will result therefrom shall be prepared and submitted to Tenant. Landlord shall not implement any change (other than minor field modifications) until such a change order has been prepared and has been executed by Tenant's Authorized Representative. Landlord's Consultant will keep both Landlord and Tenant informed as to the progress of work on the change order in relation to the anticipated completion date for the change order. Upon completion of construction under the change order, Landlord and Tenant will execute a letter agreement which stipulates the actual delay resulting from the respective change order and, if applicable, the amount of such construction costs increase Tenant shall reimburse to Landlord pursuant to paragraph (f) above prior to the commencement of any such construction.

         (i) Substantial Completion. Landlord's Work shall be deemed substantially complete when all the work and materials to be furnished by Landlord pursuant to this Work Letter have been completed, subject to minor items of adjustment and completion that do not materially interfere with Tenant's use of the Premises ("punchlist items"), and a temporary or permanent certificate of occupancy for Tenant's occupancy of the Premises has been issued ("Substantial Completion"). Notwithstanding any provision herein or in the Lease to the contrary, the Landlord agrees to use reasonable efforts to cause Substantial Completion and, resultingly the Commencement Date, to occur on or before April 10, 1998 ("Anticipated Commencement Date"). The inability of the Landlord to meet the Anticipated Commencement Date (subject, however, to the extension of the same for Tenant Delays and Force Majeure Delays, as each term is hereinafter defined) shall not affect the obligations of the Tenant hereunder, except that (i) the first year's rent shall be abated for each day the Anticipated Commencement Date is delayed by the lesser of: (a) the difference between the base rent and holdover rent paid by Tenant under its current lease, or (b) $250.00 per day. If the Commencement Date has not occurred on or before October 1, 1998, Tenant may, at its option, terminate this Lease by written notice to Landlord on or before the earlier of October 31, 1998, or the Commencement Date, whereupon the Security Deposit shall be returned to the Tenant, this Lease shall be deemed terminated and the parties relieved of any and all obligations hereunder.

         (j) Landlord's Work. Landlord's Work shall be completed by Landlord's Consultant and subcontractors working pursuant to contracts with Landlord's Consultant. Landlord agrees that all dealings between Landlord and Consultant and subcontractors shall be on an "open book" basis. Tenant's Authorized Representative shall be permitted to attend all construction meetings and to visit the project site to observe and inspect the progress of construction.

         (k) Tenant Delay. Notwithstanding any provision herein or in the Lease to the contrary, the Commencement Date and Tenant's rental obligations and other obligations will not be delayed or extended by any Tenant Delay. The term "Tenant Delay", as referred to above, shall mean any delay: (i) resulting from Tenant's failure to comply with any of the deadlines set forth in this Work Letter (including the Schedules attached hereto); (ii) caused by change orders initiated by Tenant; or (iii) of any other kind or nature in the completion of Landlord's Work caused by Tenant (or its agents or employees), provided Tenant was furnished with written notice thereof when such delay first occurred, and provided further that the delay with which Tenant is charged hereunder shall be reduced to the extent that Tenant is thereafter able to offset or mitigate the effects thereof. All delay other than Tenant Delay shall be deemed Landlord Delay.

         (l) Total Construction Costs. For purposes of the calculation of Base Rent as set forth in Section 1.4 of the Lease, the term "Total Construction Cost" shall include (i) the total costs of the Real Property calculated at $2.50 per square foot (ii) the final Total Construction Costs for Landlord's Work including planning, permitting, development, overhead and administrative fees (limited to an amount equal to five percent (5%) of the total hard construction costs, and (iii) financing fees, interim interest costs, commissions, legal fees and all other soft costs associated with the Landlord's Work; provided, however, Total Construction Costs shall not include any sums that Tenant reimburses directly to Landlord pursuant to paragraphs
(f), (g) or (h) above.

         (m) Tenant's Early Entry. Landlord shall keep Tenant informed from time to time of changes in the estimated completion date, to assist Tenant in planning for Tenant's installation of fixtures and equipment. Tenant shall have a right to have its contractors enter into the Premises (i) for purposes of installation of computer and telecommunications wiring and cabling; (ii) for purposes of installation of Tenant's telephone switch thirty (30) days prior to the Commencement Date (and Landlord agrees that the telephone switch room within the Building shall be completed by such date to the condition required for installation of Tenant's telephone switch); and (iii) for purposes of installation of Tenant's telephone system, furniture, fixtures and equipment when Landlord notifies Tenant that Landlord's Work has been completed to such extent as to permit such entry without substantial interference with Landlord's Work, which date shall be ten (10) days before the Commencement Date. In that event, Tenant shall have the right to arrange for Tenant's contractors to enter the Premises to complete such work, provided that all such work is coordinated with Landlord's representative and Consultant, so as to minimize interference with completion of Landlord's Work. If Tenant has Tenant's contractors enter the Premises for such work, such entry shall be subject to all terms and provisions of this Lease (including, but not limited to Section 13) other than the payment of Rent, and any delay in completion of Landlord's Work caused by Tenant's contractors shall be deemed Tenant Delay hereunder. Further, Tenant shall deliver to Landlord, prior to Tenant's contractors entry into the Premises, certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts and with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors engaged to perform such work. All policies shall name Landlord, Building Manger, Consultant and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner that does not unreasonably interfere with the performance of Landlord's work.

         (n) Ownership of Improvements. Landlord and Tenant hereby agree and acknowledge that Landlord's Work shall be and remain the property of Landlord, and shall not thereafter (except as otherwise provided in the Lease) be subject to removal by Tenant or in any other manner be deemed the property of Tenant.

         (o) Force Majeure Delay. For purposes of Section (i) above, a "Force Majeure Delay(s)" shall mean any delay from causes beyond the reasonable control of the Landlord, such as, but not limited to, acts of God, strikes, work stoppages, a delay (not resulting from Grantee's actions or inactions) in receiving applicable governmental permits, unavailability of or delay in receiving labor or materials, defaults by contractors or subcontractors, weather conditions, or fire or other casualty.

         (p) Incorporation. All schedules referenced herein and attached hereto shall be incorporated herein by this reference.

                                   SCHEDULE 1

                                       TO

                                  WORK LETTER


                            Core and Shell Elements
(See attached)

                                   SCHEDULE 2

                                       TO

                                  WORK LETTER


                        Design and Construction Schedule

(See attached)

                                   SCHEDULE 3

                                       TO

                                  WORK LETTER


                               Preliminary Budget
(See attached)

                               EXHIBIT A TO LEASE

                                  THE PREMISES
(See attached)

                               EXHIBIT B TO LEASE

                                 REAL PROPERTY


A tract of land being a portion of Tract B, McWhinney Addition located in the Southeast Quarter of Section 9, Township 5 North, Range 68 West of the 6th Principal Meridian, City of Loveland, County of Larimer, State of Colorado, being more particularly described as follows:

Considering the South line of the Southwest Quarter of Section 10, Township 5 North, Range 68 West of the 6th Principal Meridian as bearing North 89 degrees 25'17" East and with all bearings contained herein relative thereto:

Commencing at the Southwest corner of said Section 10; thence, North 01 degrees 39'24" West, 113.20 feet; thence, North 05 degrees 49'54" East, 18.19 feet; thence, North 00 degrees 42'55" West, 1715.52 feet; thence, South 86 degrees 24'11" West, 50.06 feet to a point on the West right-of-way line of Rocky Mountain Avenue, said point being the POINT OF BEGINNING; thence, South 86 degrees 24'11" West, 548.87 feet; thence, North 00 degrees 00'00" East, 183.02 feet to a point on a non- tangent curve concave to the Northwest having a central angle of 05 degrees 30'11", a radius of 630.00 feet and the chord of which bears North 77 degrees 02'11" East, 60.49 feet; thence along the arc of said curve 60.51 feet; thence, North 74 degrees 17'05" East, 189.75 feet to a curve concave to the Southeast having a central angle of 15 degrees 00'00", a radius of 570.00 feet and the chord of which bears North 81 degrees 47'05" East,
148.80 feet; thence along the arc of said curve 149.23 feet; thence, North 89 degrees 17'05" East, 140.97 feet to a curve concave to the Southwest having a central angle of 90 degrees 00'00", a radius of 15.00 feet and the chord of which bears South 45 degrees 42'55" East, 21.21 feet; thence along the arc of said curve 23.56 feet to a point on the West right-of-way line of Rocky Mountain Avenue; thence along said West line, South 00 degrees 42'55" East, 221.78 feet to the Point of Beginning.

To be known as:

         Lot 1, McWhinney 9th Subdivision upon recording of the lat for the Property.

The above described tract of land contains 2.834 acres and is subject to all easements and rights-of-way now on record or existing.

                               EXHIBIT C TO LEASE

                            COMMENCEMENT CERTIFICATE


                            __________________, 19__



------------------------

------------------------

------------------------


RE: Lease dated as of _________, 1997 (the "Lease"), by and between FDC OFFICE I, LLC, a Colorado limited liability company, as Landlord, and LENDERS RESOURCE INCORPORATED, a Colorado corporation, as Tenant, pertaining to approximately 15,000 rentable square feet of space located in Suite ______ (the "Premises") of the Building


Dear Tenant:

         With regard to the referenced Lease, Landlord and Tenant acknowledge the following (initially capitalized words not otherwise defined have the same meaning set forth in the Lease):

         1. In accordance with Section 1.3 and 5 of the Lease, the Commencement Date is 12:01 a.m., __________________ and the Expiration Date is 12:00 midnight, ___________________.

         2. In accordance with Sections 1.4 and ____ Base Rent is as follows:

               PERIOD                            ANNUAL                                    MONTHLY
               ------                            ------                                    -------
             Years 1-5                  $________________________                  $_______________________
             Years 6-10                 $________________________                  $_______________________

             Years 11-15                $________________________                  $_______________________

             Years 16-20                $________________________                  $_______________________


           FIRST RENEWAL PERIOD                              ANNUAL                                    MONTHLY
           ----- ------- ------                              ------                                    -------
                Years 21-25                        $________________________                  $_______________________


           SECOND RENEWAL PERIOD                             ANNUAL                                    MONTHLY
           ------ ------- ------                             ------                                    -------
                Years 26-30                        $________________________                  $_______________________

         Please acknowledge the foregoing by having an authorized officer sign in the space provided below and return to our office. This document may be executed in counterparts, each of which shall constitute the original. Facsimile signatures shall be binding as original signatures.

                                FDC OFFICE I, LLC, a Colorado
                                limited liability company



                                By: McWHINNEY MANAGEMENT COMPANY, LLC,
                                    a Colorado limited liability company



                                By:
                                   ------------------------------------------
                                   Chad McWhinney,
                                                  -------------------
                                                  "Landlord"


ACKNOWLEDGED AND AGREED this ________
day of _________________:


LENDERS RESOURCE INCORPORATED,
a Colorado corporation


By:
   ---------------------------
Print Name:
           -------------------
President

ATTEST:

By:
   ---------------------------
Print Name:
           -------------------
Print Title:
            ------------------
              "Tenant"

                               EXHIBIT D TO LEASE

                             RULES AND REGULATIONS

        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. Tenant shall not throw anything out of doors, windows or skylights or down the passageways.

        2. No awnings or other projection shall be attached to the outside walls of the Building. No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not place any radio or television antenna on the roof or on any part of the inside or the outside of the Building, other than the inside of the Premises, without the prior written consent of the Landlord.

        3. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord's approved window coverings or as shown on original tenant finish plans. Neither the interior nor exterior of any windows shall be coated or otherwise sun-screened without the express written consent of Landlord. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Buildings must be fluorescent, of a quality type, design and bulb color approved by Landlord. Tenant shall keep all window coverings closed when the Building air conditioning, heating and ventilation systems are in operation, and Landlord shall not be responsible for variance in room temperatures caused by Tenant's failure to comply with this Rule.

        4. Interior signs on doors and directory tablets shall be inscribed, painted or affixed for Tenant by the Landlord at the expense of Tenant, and shall be of a size, color and style prescribed by Landlord. The directory tablets will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

        5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein.

        6. Tenant shall not mark, paint, bore or drill into, or in any way deface any part of the Premises or the Building, or string any wires.

        7. The laying of linoleum or other similar floor coverings shall be permitted only with the prior written consent of the Landlord and as the Landlord may direct. Tenant shall place particle boards or plastic chair mats under all desk or secretarial chairs. Said mats shall be provided and maintained at tenant's cost and expense.

        8. No bicycles or vehicles of any kind shall be brought into, stored or kept in or about the Premises. There shall not be used in any space, or in the Common Areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards or such other material handling equipment as Landlord may approve.

        9. No birds, pets or animals of any kind shall be brought into or kept in or about the Premises.

        10. No cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and microwaving of food and similar items for Tenant and its employees shall be permitted, provided the power requirement does not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or permeate the Premises or the Building.
No vending or similar machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes or Tenant's use of the Premises as set forth in the Lease. Tenant shall not occupy or permit any portion of its Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau.

        12. Tenant shall neither use the Premises as a location to pay employees working outside the Premises, nor advertise for laborers giving an address at the Premises.

        13. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

        14. Tenant shall not make, or permit to be made, any unseemingly or disturbing noises or disturb or interfere with occupants of the Building, or neighboring buildings or premises, or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. Tenant shall not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without the Landlord prior written consent.

        15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by Tenant and in the event of the loss of any keys so furnished, Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

        16. All moving of safes, freight, furniture, or bulky matter of any description requiring the use of the Building's elevators must take place between the hours of 9:00 - 11:30 a.m. and 1:30 - 4:15 p.m. Monday through Friday (exclusive of holidays). The moving of safes, other fixtures, equipment or bulky matter of any kind must be made upon previous notice to the management of the Building and under its supervision, and the persons employed by Tenant for such work must be acceptable to the Landlord. If additional expenses are incurred by Landlord by reason of moving Tenant's safes, other fixtures, equipment or bulky matter of any kind, such expenses shall be borne by Tenant. The scheduling of moves of Tenant's furniture and equipment into or out of the Building is subject to the reasonable discretion of Landlord. The person employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        17. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building, or to any space therein, to such a degree as to be objectionable to Landlord, or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or bulky articles which violate any of these Rules and Regulations or the Lease.

        18. Tenant shall not purchase janitorial, maintenance or other like services from any company or persons not approved by the Landlord, so long as the company or persons approved by Landlord provide such services at a reasonable cost. Any persons employed by Tenant to do janitorial work, shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the management of the Building (but not as an agent or servant of the Landlord), and Tenant shall be responsible for all acts of such persons.

        19. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        20. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        21. Unless previously approved by Landlord, in its sole discretion, canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

        22. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the written consent of Landlord. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled or hot water supply lines or to the air conditioning system. Tenant's use of electric current shall never exceed the electrical capacity of the floor or Building or cause such capacity to be exceeded.

        23. All electric wiring and electrical outlets and connections of every kind shall be introduced and connected only by Landlord, and no boring or cutting for wires shall be allowed except with the prior written consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Neither Tenant nor Tenant's servants, employees, agents, visitors, licensees or contractors shall, at any time, enter the mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installation or facilities.

        24. Landlord reserves the right to exclude or expel from the Building and the Premises any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, creates a nuisance, is trespassing, is engaged in criminal activities or who acts in violation of these Rules and Regulations.

        25. Tenant shall comply with all rules and regulations applicable to the parking lot established from time to time by the Landlord or Landlord's parking garage operator.

        26. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall be solely responsible for the disposition of any hazardous or infectious waste brought onto or generated by Tenant in the Premises. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        27.    The word "Tenant" as used herein shall include any sub-tenant.

                               EXHIBIT E TO LEASE

                                FORM OF GUARANTY


        THIS GUARANTY is executed as of August 14, 1997, by FACTUAL DATA CORP., Colorado corporation ("Factual Data") and FDC GROUP, INC., a Colorado corporation ("FDC") (whether one or more, collectively, "Guarantor").

                             W I T N E S S E T H :

        FDC OFFICE I, LLC, a Colorado limited liability company ("Landlord") is willing to execute that certain Lease Agreement dated August 14, 1997, (the "Lease"), between Landlord and LENDERS RESOURCE INCORPORATED, a Colorado corporation ("Tenant") pertaining to FDC Office I, Loveland, Colorado, County of Larimer, State of Colorado (the "Premises") on condition of receiving this Guaranty;

        NOW, THEREFORE, for and in consideration of Landlord's execution and delivery of the Lease and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Guarantor, Guarantor hereby agrees as follows:

        1.     Guarantor represents and warrants to Landlord that:

               (1)   Guarantor is financially interested in Tenant.

               (2) The financial information provided to Landlord by Tenant and Guarantor is accurate for the periods shown and there has been no material adverse change since such dates in either Tenant or Guarantor.

               (3) Both Factual Data Guarantor and FDC Guarantor are corporations duly organized under the laws of the State of Colorado, in good standing, and has full power and authority to make and deliver this Guaranty.

               (4) The execution, delivery, and performance of this Guaranty by Guarantor is duly authorized by all necessary actions and does not violate the provisions of any applicable laws, organizational and operating document or any agreement binding on it.

               (5) This Guaranty has been duly executed and delivered by an authorized person of Guarantor and constitutes a legally enforceable document.

        2. Guarantor jointly and severally unconditionally and irrevocably guarantees the prompt and faithful performance of all provisions of the Lease by Tenant and any assignee of Tenant, including, but not limited to, payment of all rent and other sums due Landlord. Guarantor waives each and every notice to which Guarantor may be entitled under the Lease, or otherwise, and consents to any extension of time, leniency, waiver, forbearance, or any amendment which may be made in the Lease, and no amendment, waiver, or forbearance will release Guarantor from any liability or obligation hereby guaranteed. Guarantor further waives any notice of default under the Lease, and notice of acceptance of this Guaranty. Guarantor shall have the same right to cure Tenant's default afforded Tenant in the Lease during any cure period granted Tenant.

        3. If an Event of Default (as defined in the Lease) by Tenant occurs, Landlord may commence suit against Guarantor and/or exercise any available remedy at law or equity to enforce the provisions of this Guaranty without first commencing any suit or otherwise proceeding against Tenant or exhausting its remedies against Tenant. This is a guaranty of payment and performance and not a guaranty of collection; Guarantor's liability under this Guaranty is primary. Landlord's rights shall not be exhausted by its exercise of any remedies or by any number of successive suits until and unless all obligations hereby guaranteed have been fully performed.

        4. Landlord and Guarantor each waives any right to a trial by jury in suits arising out of or concerning the provisions of this Guaranty. If any suit is commenced by Landlord to enforce this Guaranty, the prevailing party shall also be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.


        5. No payment by Guarantor except full payment and performance shall entitle Guarantor by subrogation or otherwise, to any payment by Tenant under or out of the property of Tenant.

        6. This Guaranty inures to the benefit of Landlord, its successors and assigns and shall be binding upon the heirs, personal representatives, successors, and assigns of Guarantor.

        7. The liability of Guarantor is not affected by, and Guarantor expressly waives any defenses by reason of, (a) the release or discharge of Tenant in any bankruptcy or other proceedings; (b) the limitation or cessation of the liability of Tenant; (c) the rejection or disaffirmance of the Lease in any proceeding; (d) amendment, assignment or transfer of the Lease by Tenant; or (e) any disability or other defense of Tenant.

        8. Guarantor agrees that if Tenant files a petition for relief under any provisions of the Federal Bankruptcy Code, or any similar law, if such a petition filed by creditors of Tenant is approved by a Court, or if any Court appoints a receiver tenant to operate, including Tenant's obligations under the Lease and/or a substantial part of Tenant's property:

                     (a) if the Lease is terminated or rejected, or the obligations of Tenant are modified, Landlord has the option either (i) to require Guarantor to execute and deliver to Landlord a new lease as tenant for the balance of the term and containing the same provisions as the Lease, or
(ii) to recover from Guarantor that which Landlord would have been entitled to recover from Tenant upon a termination of the Lease due to a default by Tenant even though Landlord may not be entitled to recover the same from Tenant in such proceeding; and

                     (b) if any obligation under the Lease is performed by Tenant and any part of such performance is avoided or recovered from Landlord as a preference, fraudulent transfer or otherwise, the liability of Guarantor under this Guaranty shall remain in effect.

        9. This Guaranty will be governed by the internal laws of the State of Colorado and shall be deemed executed in the City and County of Denver. Guarantor consents to and submits to the jurisdiction of the federal and state courts located in Denver, Colorado, and any suit shall be brought in a federal or state court located in Denver, Colorado, with appropriate jurisdiction over the subject matter. Guarantor waives any defenses based on the venue, inconvenience of the forum, lack of personal jurisdiction, sufficiency of service of process or the like in any suit brought as aforesaid.


                                        FACTUAL DATA CORP.,
                                        a Colorado corporation


                                        By /s/ Jerald H. Donnan
                                          ------------------------------------
                                                       "Guarantor"

                                        Address: 3665 JFK Parkway, Fort Collins
                                         Security #: N/A

                                        FDC GROUP, INC., a Colorado corporation


                                        By /s/ Jerald H. Donnan
                                          ------------------------------------
                                                       "Guarantor"


                                        Address: 3665 JFK Parkway, Fort Collins
                                         Security #: N/A

STATE OF COLORADO           )
                            )  ss.
COUNTY OF ___________       )

        The foregoing instrument was acknowledged before me this ____ day of ________________, 19__, by _______ as __________ of Factual Data Corp., a ______
corporation, Guarantor.

        Witness my hand and official seal.

        My commission expires:
                               ------------------------


                                          ----------------------------------
                                          Notary Public

STATE OF COLORADO           )
                            )  ss.
COUNTY OF ___________       )

        The foregoing instrument was acknowledged before me this ____ day of ________________, 19__, by ________ as __________ of FDC Group, Inc., a ______
corporation, Guarantor.

        Witness my hand and official seal.

        My commission expires:
                               ------------------------


                                          ----------------------------------
                                          Notary Public

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of the 26th day of December, 1997, by and between FDC OFFICE I, LLC, a Colorado limited liability company ("Landlord") and LENDERS RESOURCE INCORPORATED, a Colorado corporation ("Tenant").

                                R E C I T A L S

         A. Landlord and Tenant entered into an Office Lease dated August 14, 1997 ("Lease") for space known as Suite ____ in the Building known as ______________________________________________________ Loveland, Colorado 80538
in the Rocky Mountain Village Business Park ("Premises").

         B. Landlord and Tenant now desire to further amend the terms of the Lease as set forth below.

         NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

         1. Premises. The rentable square footage of the Premises is increased by the addition of approximately 3931.6 rentable square feet located in Space 4 (the "Additional Space") as depicted on Exhibit A attached hereto and made a part hereof by reference for the term of the Lease. As of the Additional Space Commencement Date, as hereinafter defined, any reference to "Premises" in the Lease includes the Additional Space as part of the Premises. Any references to Premises shall now refer to approximately 19,810.6 rentable square feet, and Tenant's occupancy thereof is subject to all terms of the Lease as otherwise specifically herein provided.

         2. Base Rent. The Minimum Rent for the Additional Space shall be $50,127.90 ($4,177.33 per month) for the first year following the Additional Space Commencement Date, as hereinafter defined, which amount shall be added to be Base Rental amount as provided in Section 1.4, and shall be increased thereafter as provided in the Section 1.4 of the Lease.

         3. Operating Costs. Commencing on the Additional Space Commencement Date, Tenant will pay Tenant's Pro Rata Share of Operating Expenses attributable to the Additional Space (12.7%) in accordance with the Lease, thereby increasing Tenant's Pro Rata Share for the Premises (including the Additional Space) for periods commencing on or after the Additional Space Commencement Date to 64%.

         4.      Term.    Tenant's right to occupy the Additional Space and its
obligation to pay Base Rent and its pro rata share of Operating Expenses attributable thereto commences on July 1, 1998 (the "Additional Space Commencement Date") and terminates with the term of the Lease.

         5. Tenant Improvements. Tenant shall be entitled to a Tenant Finish Allowance in the amount of $20.00 per rentable square foot for the Additional Space. Such Allowance shall be made available to Tenant on the same terms and conditions as provided in the Lease.

         6. Other Terms and Conditions. If there is any conflict between the terms or provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall govern. All other terms and conditions of the Lease shall remain in full force and effect and be binding upon the parties in accordance with their terms.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.

TENANT:

LENDERS RESOURCES INCORPORATED,
 A COLORADO CORPORATION

By:      /s/ Jerald H. Donnan
   ---------------------------------------------

Title:   President
      ------------------------------------------


LANDLORD:

FDC OFFICE I, LLC, A COLORADO LIMITED LIABILITY
COMPANY

BY:  MCWHINNEY MANAGEMENT COMPANY, LLC, A
COLORADO LIMITED LIABILITY COMPANY, MANAGER

By:      /s/ McWhinney Management Company. LLC
   ---------------------------------------------

Title:   Managing Member
      ------------------------------------------





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